UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  ______________________
FORM 8-K
 ______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 25, 2013 (September 24, 2013)
Date of Report (date of earliest event reported)
 ______________________
TRANSCEPT PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

 ______________________

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1003 W. Cutting Blvd., Suite #110
Point Richmond, California 94804
(Address of principal executive offices)
(510) 215-3500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
  ______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On September 24, 2013, Transcept Pharmaceuticals, Inc. (“Transcept” or the “Company”) entered into a License Agreement (the “License Agreement”) with Shin Nippon Biomedical Laboratories, Ltd., a Japanese corporation (“SNBL”) for treatment of acute migraine. Under the License Agreement, SNBL has granted Transcept an exclusive worldwide license to develop, use, sell, offer for sale, import, make, have made or otherwise commercialize SNBL's proprietary nasal drug delivery technology to develop a new product, designated TO-2070 (the “Product”), that incorporates dihydroergotamine as the active drug. Transcept also retained certain rights to grant sublicenses to commercialize such Products in the United States, the EU, Canada, Japan, Australia and New Zealand.
Under the License Agreement, Transcept is required to fund, lead and be responsible for product development, preparing and submitting regulatory filings and obtaining and maintaining regulatory approval. Further, Transcept and SNBL shall form a joint development committee to be in effect until notice from either party subsequent to New Drug Application (“NDA”) approval by the U.S. Food and Drug Administration (“FDA”).
The License Agreement provides that Transcept shall pay SNBL an upfront nonrefundable technology license fee of $1.0 million. Transcept shall also be obligated to pay:

•	up to $6.5 million upon the occurrence of certain development milestones, including NDA approval by the FDA,

•	up to $35.0 million in commercialization milestone payments tied to the achievement of specified annual sales levels, and

•	tiered, low double-digit royalties on annual net sales of Products.
Under the License Agreement, Transcept shall be responsible for the clinical and commercial manufacture, supply, and distribution of Products. SNBL has agreed to supply its nasal drug delivery device to Transcept to conduct development activities for non-registration studies, and has the right of first negotiation to be Transcept's exclusive supplier for devices for any registration studies and for incorporation into commercial Products under the License Agreement thereafter.
The License Agreement terminates on a country-by-country basis upon the later of (i) the expiration of the last patent licensed under the License Agreement in such country and (ii) 15 years from the first commercial sale in such country. The License Agreement may also be terminated (i) by either party upon 90 days' written notice in connection with an uncured material breach of the License Agreement, (ii) by either party upon insolvency of the other party, (iii) immediately by SNBL if Transcept challenges the validity of the patents licensed under the License Agreement, or (iv) by Transcept at its convenience upon 90 days' prior notice. The License Agreement cannot be assigned by either party without the prior written consent of the other party, except to an affiliate of such party or in the event of change of control of such party subject to the successor in interest assuming all of such transferring party's obligations under the License Agreement.
The parties have agreed not to conduct, participate in or sponsor, directly or indirectly, any activities directed toward the development or commercialization of any competing product. The License Agreement also includes customary provisions regarding, among other things, confidentiality, intellectual property ownership representations, patent prosecution, indemnification, and arbitration and dispute settlement.
The foregoing description of the License Agreement is not complete and is qualified in its entirety by reference to the full text of the License Agreement, which Transcept intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: September 25, 2013

	By:	/s/ Leone D. Patterson
	Name:	Leone D. Patterson
	Title:	Vice President, Chief Financial Officer